                                  EXHIBIT 99.1




                  EZCORP ANNOUNCES THIRD FISCAL QUARTER RESULTS



AUSTIN, TEXAS (JULY 25, 2006) -- EZCORP, Inc. (Nasdaq: EZPW) announced today results for its third fiscal quarter and nine month period, which ended June 30, 2006.

For the quarter ended June 30, 2006, EZCORP's net income increased 163% to $5,608,000 ($0.40 per share) compared to $2,129,000 ($0.16 per share) for the quarter ended June 30, 2005. Total revenues for the third fiscal quarter increased 31% to $73,786,000 while operating income improved 155% to $8,040,000. Operating income margins for the quarter, measured as a percent of net revenues, improved approximately eight percentage points to 16%.

For the nine months ended June 30, 2006, EZCORP's net income increased 82% to $20,091,000 ($1.44 per share) compared to $11,047,000 ($0.82 per share) for the same nine month period a year ago. Total revenues grew 26% to $228,497,000 while operating income increased 79% to $29,895,000. Operating income margins for the nine months, measured as a percent of net revenue, improved approximately six percentage points to 20%.

Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, "We continue to be pleased with our strong momentum and the continuation of our five-plus year trend of growing our earnings and profitably expanding our business. Our fiscal third quarter is the 16th consecutive quarter of year-over-year earnings growth. This quarter we increased earnings 163% over the prior year quarter. We are especially pleased with the strong performance of our pawn operation as well as the continued strong performance of our signature loan business."

Rotunda continued, "Our pawn contribution or pawn net revenues improved 17% in the third quarter as a result of a 35% increase in sales gross profit and a 2% increase in pawn service charges. Higher gold values assisted in delivering this strong pawn performance. Our signature loan contribution, or fees less bad debt and direct transaction expenses, increased 78% over the prior year quarter. The maturation of our 288 EZMONEY stores opened in the last three years fueled this significant growth."

Rotunda concluded, "Our earnings guidance for the fourth fiscal 2006 quarter is $0.43 to $0.46 per share compared to $0.27 per share for the fiscal 2005 fourth quarter. For our 2006 fiscal year, we are raising guidance to $1.87 to $1.90 per share compared to fiscal 2005's $1.09 per share. Included in our guidance is an expected earnings drag of approximately $0.07 to $0.10 per share for stores open less than nine months."

EZCORP is a lender and provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. In 280 EZPAWN locations, the Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 288 EZMONEY locations and 82 EZPAWN locations, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.


This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in the regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission. You are invited to listen to a conference call discussing these results on July 25, 2006 at 3:30pm Central Time. The conference call can be accessed over the Internet (or replayed at your convenience) at the following address.

http://www.videonewswire.com/event.asp?id=34480

For additional information, contact Dan Tonissen at (512) 314-2289.

                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (in thousands, except per share data)
--------------------------------------------------------------------------------

                                                             THREE MONTHS ENDED JUNE 30,
                                                            -----------------------------
                                                                 2006        2005
                                                            -----------------------------
 1  Revenues:
 2   Merchandise sales                                         $ 29,612    $ 26,102
 3   Jewelry scrapping sales                                     11,028       4,892
 4   Pawn service charges                                        15,021      14,722
 5   Payday loan service charges                                  1,347      10,231
 6   Credit service fees                                         16,474          --
 7   Other                                                          304         303
                                                               --------------------
 8     Total revenues                                            73,786      56,250
 9  Cost of goods sold:
10   Cost of merchandise sales                                   16,868      14,777
11   Cost of jewelry scrapping sales                              6,830       3,644
                                                               --------------------
12     Total cost of goods sold                                  23,698      18,421
                                                               --------------------
13  Net revenues                                                 50,088      37,829
14
15  Operations expense                                           27,402      23,693
16  Payday loan bad debt and direct transaction expenses            635       3,413
17  Credit service bad debt and direct transaction expenses       5,038          --
18  Administrative expense                                        6,830       5,506
19  Depreciation and amortization                                 2,143       2,058
                                                               --------------------
20    Operating income                                            8,040       3,159
21
22  Interest expense (income), net                                 (150)        302
23  Equity in net income of unconsolidated affiliate               (557)       (505)
24  (Gain) loss on sale/disposal of assets                          (70)         36
                                                               --------------------
25  Income before income taxes                                    8,817       3,326
26  Income tax expense                                            3,209       1,197
                                                               --------------------
27  Net income                                                 $  5,608    $  2,129
                                                               ====================
28
                                                               --------------------
29  Net income per share, assuming dilution                    $   0.40    $   0.16
                                                               ====================
30
31  Weighted average shares - assuming dilution                  14,186      13,434

                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (in thousands, except per share data)



                                                              NINE MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 2006          2005
                                                              --------------------------
 1  Revenues:

 2   Merchandise sales                                          $ 104,304    $  91,413
 3   Jewelry scrapping sales                                       26,294       16,164
 4   Pawn service charges                                          46,988       46,073
 5   Payday loan service charges                                    3,602       26,349
 6   Credit service fees                                           46,347           --
 7   Other                                                            962          977
                                                                ----------------------
 8     Total revenues                                             228,497      180,976
 9  Cost of goods sold:
10   Cost of merchandise sales                                     60,415       52,518
11   Cost of jewelry scrapping sales                               17,281       11,717
                                                                ----------------------
12     Total cost of goods sold                                    77,696       64,235
                                                                ----------------------
13  Net revenues                                                  150,801      116,741
14
15  Operations expense                                             81,623       70,384
16  Payday loan bad debt and direct transaction expenses            1,757        6,517
17  Credit service bad debt and direct transaction expenses        10,777           --
18  Administrative expense                                         20,347       17,169
19  Depreciation and amortization                                   6,402        6,016
                                                                ----------------------
20   Operating income                                              29,895       16,655
21
22  Interest expense, net                                             113          916
23  Equity in net income of unconsolidated affiliate               (1,745)      (1,601)
24  (Gain) loss on sale/disposal of assets                            (62)          79
                                                                ----------------------
25  Income before income taxes                                     31,589       17,261
26  Income tax expense                                             11,498        6,214
                                                                ----------------------
27  Net income                                                  $  20,091    $  11,047
                                                                ======================
28
                                                                ----------------------
29  Net income per share, assuming dilution                     $    1.44    $    0.82
                                                                ======================
30
31  Weighted average shares - assuming dilution                    13,974       13,507

                                  EZCORP, INC.
              HIGHLIGHTS OF CONSOLIDATED BALANCE SHEETS (UNAUDITED)
             (in thousands, except per share data and store counts)
--------------------------------------------------------------------------------


                                                             AS OF JUNE 30,
                                                           2006        2005
                                                         --------------------
 1 Assets:
 2  Current assets:
 3   Cash and cash equivalents                           $ 22,731   $  1,972
 4   Pawn loans                                            48,932     50,888
 5   Payday loans, net                                      1,966     11,089
 6   Pawn service charges receivable, net                   7,037      9,020
 7   Payday loan service charges receivable, net              329      2,244
 8   Credit service fees receivable, net                    3,379         --
 9   Inventory, net                                        32,937     28,956
10   Deferred tax asset                                     8,365      9,711
11   Note receivable from related party                        --      1,500
12   Prepaid expenses and other assets                      3,340      3,197
                                                         -------------------
13    Total current assets                                129,016    118,577
14  Investment in unconsolidated affiliate                 17,870     17,110
15  Property and equipment, net                            27,283     26,147
16  Deferred tax asset, non-current                         3,669      4,946
17  Other assets, net                                       3,245      4,205
                                                         -------------------
18    Total assets                                       $181,083   $170,985
                                                         ===================
19 Liabilities and stockholders' equity:
20  Current liabilities:
21   Accounts payable and other accrued expenses         $ 18,517   $ 13,651
22   Customer layaway deposits                              1,734      1,559
23   Federal income taxes payable                             752      1,452
                                                         -------------------
24    Total current liabilities                            21,003     16,662
25
26  Long-term debt                                             --     21,900
27  Deferred gains and other long-term liabilities          3,339      3,687
                                                         -------------------
28    Total long-term liabilities                           3,339     25,587
29  Total stockholders' equity                            156,741    128,736
                                                         -------------------
30    Total liabilities and stockholders' equity         $181,083   $170,985
                                                         ===================
31
32 Pawn loan balance per ending pawn store               $    175   $    182
33 Inventory per ending pawn store                       $    118   $    103
34 Book value per share                                  $  11.85   $  10.34
35 Tangible book value per share                         $  11.65   $  10.15
36 Pawn store count - end of period                           280        280
37 Mono-line payday loan store count - end of period          288        203
38 Shares outstanding - end of period                      13,226     12,446
